UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On July 12, 2010, Blount International, Inc. (“Blount” or the “Company”), announced that it has engaged GE Capital Markets to arrange an amendment to its senior credit facility. The intended amendments to the senior credit facility include an increase in the facility size up to $425 million and an extension in the maturities of the revolving credit facility and the term loans until 2015 and 2016, respectively. In the event the Company is able to obtain these amendments on terms acceptable to it, the Company intends to use a portion of the borrowings under the senior credit facility to redeem the $175 million outstanding of its Senior Subordinated Notes due in August 2012 in accordance with their terms.

Blount International, Inc. (the “Company”) is furnishing herewith its press release dated July 12, 2010.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

99.1                           Press release dated July 12, 2010 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Mark V. Allred
Mark V. Allred
Vice President and
Corporate Controller
(Principal Accounting Officer)

Dated: July 12, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated July 12, 2010 issued by Blount International, Inc.